Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT INC. ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

A reconciliation of non-GAAP financial measures for Funds from Operations and Adjusted Funds from Operations is included in the financial table at the end of this announcement.

Bethesda, MD – May 8, 2018 – Global Medical REIT Inc. (NYSE: GMRE) (the “Company”), a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share, today announces its financial results for the quarter ended March 31, 2018.

2018 First Quarter and Other Highlights

•	Rental revenue increased to $10.5 million from $4.7 million in the first quarter of 2017.

•	Net income attributable to common stockholders increased to $0.4 million, or $0.02 per share, from a net loss attributable to common stockholders of $(1.3) million, or $(0.07) per share in the first quarter of 2017.

•	Funds from Operations (“FFO”) increased to $0.18 per share, from $0.02 per share in the first quarter of 2017.

•	Adjusted Funds from Operations ("AFFO") increased to $0.16 per share, from $0.09 per share in the first quarter of 2017.

•	During the first quarter of 2018, the Company completed five acquisitions comprising 383,044 leasable square feet for an aggregate purchase price of $64.6 million. Based on rents in effect at the closing of each transaction, the five properties are expected to generate aggregate annual cash rent receipts of $5.5 million. See the acquisition table herein for additional details.

•	Subsequent to quarter end, the Company completed a portfolio acquisition containing an aggregate of 155,600 leasable square feet for a total purchase price of $64.2 million. Based on rents in effect at the closing of the transaction, this acquisition is expected to generate aggregate annual cash rent receipts of $5.1 million. See the acquisition table herein for additional details.

•	On March 6, 2018, the Company amended its revolving credit facility to increase the aggregate capacity of the facility by $90 million to $340 million. As of March 31, 2018, the Company had $229.2 million of outstanding borrowings on this facility.

Jeff Busch, the Company’s Chief Executive Officer, commented, “We had an active first quarter on the acquisitions side despite depressed equity markets. Although we will continue to utilize our available acquisition capital to purchase properties that meet our investment criteria, we are also focused on managing our debt and interest expense and are pursuing various options in that regard. We believe the next step in our Company’s evolution is to establish long-term, fixed-rate debt solutions that will allow us to ‘term-out’ debt from our revolving credit facility on a regular basis.”

Acquisition Activity

Completed Acquisitions in 2018

From January 1, 2018 to date, the Company completed six acquisitions, encompassing an aggregate of 538,644 leasable square feet for a total purchase price of $128.8 million with annualized base rent of $10.6 million and a weighted average cap rate of 8.22%.

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Summary information about these acquisitions is presented in the table below:

Property	City	Leasable Square Feet	Purchase Price(1) (in 000s)	Annualized Base Rent(2) (in 000s)	Capitalization Rate(3)

First Quarter 2018:

Quad City Kidney Center	Moline, IL	27,173	$6,706	$548	8.17%
NOMS	Fremont, OH	25,893	8,286	608	7.34%
Gainesville Eye	Gainesville, GA	34,020	10,400	776	7.46%
City Hospital of White Rock	Dallas, TX	236,314	23,000	2,230	9.70%
Orlando Health	Orlando, FL	59,644	16,200	1,340	8.27%
Total First Quarter 2018		383,044	$64,592	$5,502	8.52%

Second Quarter 2018 to Date:

Memorial Health System	Belpre, OH	155,600	$64,200	$5,087	7.92%

Totals/Weighted Average		538,644	$128,792	$10,589	8.22%

(1)	Represents the contractual purchase price.
(2)	Monthly base rent at the later of March 2018 or acquisition date multiplied by 12.
(3)	Capitalization rates are calculated based on the current lease terms and do not give effect to future rent escalations.

Property Under Contract

Summary information about the transaction we have under purchase agreement as of today is presented in the table below:

Property	City	Leasable Square Feet	Purchase Price(1) (in 000s)	Annualized Base Rent(2) (in 000s)	Capitalization Rate(3)
Valley ENT	McAllen, TX	29,013	$4,950	$392	7.91%

(1)	Represents the contractual purchase price.
(2)	Monthly base rent at anticipated closing date multiplied by 12.
(3)	Capitalization rate is calculated based on the current lease terms and do not give effect to future rent escalations.

We entered into the purchase and sale agreement for the Valley ENT transaction on April 6, 2018. We are currently in the due diligence period for this transaction. If we identify problems with the property or the operator of the property during our due diligence review, we may not close the transaction on a timely basis or we may terminate the purchase and sale agreement and not close the transaction.

2018 First Quarter Financial Review

•	For the three months ended March 31, 2018, rental revenue increased to $10.5 million, compared to $4.7 million for the first quarter of the prior year. This increase was primarily the result of the Company’s larger property portfolio compared to the prior year quarter.

•	Total expenses for the three months ended March 31, 2018 were $9.7 million, compared to $6.0 million for the first quarter of the prior year. Within total expenses, general and administrative expenses were $1.0 million in the first quarter of 2018, down from $1.6 million in the prior year quarter. This decrease in general and administrative expenses was primarily the result of a reduction in non-cash LTIP expenses and corporate legal expenses compared to the prior year quarter.

•	Net income attributable to common stockholders for the three months ended March 31, 2018 was $0.4 million, or $0.02 per share, compared to a net loss attributable to common stockholders of $(1.3) million, or $(0.07) per share, for the first quarter of the prior year. This increase was primarily due to significantly higher rental revenue compared to the prior year quarter.

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Balance Sheet Summary

•	The Company’s cash and cash equivalents balance was $3.4 million as of March 31, 2018 compared to $5.1 million as of December 31, 2017.

•	The Company’s gross investment in real estate as of March 31, 2018 was $537.3 million compared to $471.5 million as of December 31, 2017.

•	The Company’s total debt, which includes outstanding borrowings on the revolving credit facility and notes payable (net of unamortized deferred financing costs), was $267.7 million as of March 31, 2018, compared to $203.4 million as of December 31, 2017. The Company’s weighted-average interest rate and term of its debt was 3.95% and 2.44 years, respectively, as of March 31, 2018.

Earnings Call

The Company will hold its first quarter 2018 conference call on May 9, 2018, at 9:00 a.m. Eastern Time. Stockholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet via the “Investor Relations” section of the Company’s website at www.globalmedicalreit.com or by clicking on the conference call link http://globalmedicalreit.equisolvewebcast.com/q1-2018, or they may participate in the conference call by dialing 1-877-407-3948 and referencing Global Medical REIT Inc. An audio replay of the conference call will be posted on the Company’s website.

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share. The Company’s management team has significant healthcare, real estate and public real estate investment trust, or REIT, experience and has long-established relationships with a wide range of healthcare providers. The Company elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2016.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, expected financial performance or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties; and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K and in our filings with the United States Securities and Exchange Commission. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

COMPANY CONTACT:		INVESTOR RELATIONS:
-OR-
Global Medical REIT Inc.		The Equity Group Inc.
Danica Holley		Jeremy Hellman
Chief Operating Officer		Senior Associate
(202) 524-6854 / danicah@globalmedicalreit.com		(212) 836-9626 / jhellman@equityny.com

Adam Prior
Senior Vice-President
(212) 836-9606 / aprior@equityny.com

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GLOBAL MEDICAL REIT INC.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017

Revenue
Rental revenue	$10,488	$4,629
Expense recoveries	1,068	-
Other income	8	30
Total revenue	11,564	4,659

Expenses
Acquisition fees	117	942
General and administrative	1,005	1,595	(1)
Operating expenses	1,105	23
Management fees – related party	1,081	627
Depreciation expense	2,906	1,346
Amortization expense	765	344
Interest expense	2,684	1,100
Total expenses	9,663	5,977	(1)

Net income (loss)	$1,901	$(1,318	)(1)
Less: Preferred stock dividends	(1,455)	-
Less: Net income attributable to noncontrolling interest	(35)	-
Net income (loss) attributable to common stockholders	$411	$(1,318	)(1)

Net income (loss) attributable to common stockholders per share – basic and diluted	$0.02	$(0.07	)(1)

Weighted average shares outstanding – Basic and Diluted	21,631	17,606

(1)	This amount reflects the correction of $1,223 of costs incurred in connection with the Company’s amended revolving credit facility that were erroneously expensed and included in the “General and Administrative” expense line item within the Company’s Consolidated Statement of Operations for the three months ended March 31, 2017.

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GLOBAL MEDICAL REIT INC.

Consolidated Balance Sheets

(in thousands, except par values)

	As of
	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Investment in real estate:
Land	$52,301	$42,701
Building	436,185	384,338
Site improvements	5,590	4,808
Tenant improvements	9,201	8,010
Acquired lease intangible assets	34,034	31,650
	537,311	471,507
Less: accumulated depreciation and amortization	(17,420)	(13,594)
Investment in real estate, net	519,891	457,913
Cash and cash equivalents	3,351	5,109
Restricted cash	4,050	2,005
Tenant receivables	1,253	704
Escrow deposits	2,508	1,638
Deferred assets	5,171	3,993
Deferred financing costs, net	3,105	2,750
Other assets	527	459
Total assets	$539,856	$474,571

Liabilities and Stockholders’ Equity
Liabilities:
Revolving credit facility	$229,150	$164,900
Notes payable, net of unamortized discount of $898 and $930 at March 31, 2018 and December 31, 2017, respectively	38,577	38,545
Accounts payable and accrued expenses	4,125	2,020
Dividends payable	5,826	5,638
Security deposits and other	4,912	2,128
Due to related parties, net	1,035	1,036
Acquired lease intangible liability, net	1,488	1,291
Total liabilities	285,113	215,558
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at March 31, 2018 and December 31, 2017 (liquidation preference of $77,625 at March 31, 2018 and December 31, 2017)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 21,631 shares issued and outstanding at March 31, 2018 and December 31, 2017	22	22
Additional paid-in capital	205,788	205,788
Accumulated deficit	(38,349)	(34,434)
Total Global Medical REIT Inc. stockholders' equity	242,420	246,335
Noncontrolling interest	12,323	12,678
Total stockholders’ equity	254,743	259,013
Total liabilities and stockholders' equity	$539,856	$474,571

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GLOBAL MEDICAL REIT INC.

Consolidated Statements of Cash Flows

(unaudited and in thousands)

	Three Months Ended March 31,
	2018	2017
Operating activities
Net income (loss)	$1,901	$(1,318)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	2,906	1,346
Amortization of acquired lease intangible assets	765	344
Amortization of above (below) market leases, net	113	(8)
Amortization of deferred financing costs	430	159
Stock-based compensation expense	182	420
Capitalized deal costs charged to expense	4	3
Changes in operating assets and liabilities:
Tenant receivables	(549)	(135)
Deferred assets	(1,178)	(383)
Other assets	86	-
Accounts payable and accrued expenses	1,834	1,358
Security deposits and other	2,784	1,380
Accrued management fees due to related party	17	6
Net cash provided by operating activities	9,295	3,172

Investing activities
Purchase of land, buildings, and other tangible and intangible assets and liabilities	(65,565)	(108,067)
Escrow deposits for purchase of properties	(798)	(1,308)
Payments for construction in process	(133)	-
Pre-acquisition costs for purchase of properties	246	126
Net cash used in investing activities	(66,250)	(109,249)

Financing activities
Escrow deposits required by third party lenders	(72)	(8)
Borrowings repaid to related parties	(18)	-
Proceeds from revolving credit facility, net	64,250	101,200
Payments of deferred financing costs	(753)	(1,992)
Redemption of LTIP Units	(158)	-
Dividends paid to common stockholders, and OP and LTIP Unit holders	(4,552)	(3,604)
Dividends paid to preferred stockholders	(1,455)	-
Net cash provided by financing activities	57,242	95,596
Net increase (decrease) in cash and cash equivalents	287	(10,481)
Cash and cash equivalents and restricted cash—beginning of period	7,114	20,612
Cash and cash equivalents and restricted cash—end of period	$7,401	$10,131

Supplemental cash flow information:
Cash payments for interest	$2,245	$830

Noncash financing and investing activities:
Accrued dividends payable	$5,710	$3,652
Accrued pre-acquisition costs for purchase of properties and construction in process	$271	$-

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Non-GAAP Financial Measures

Funds from operations (“FFO”) and Adjusted funds from operations (“AFFO”) are non-GAAP financial measures within the meaning of the rules of the SEC. The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before non-controlling interests of holders of operating partnership units, excluding gains (or losses) from sales of property and extraordinary items, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The Company did not incur any gains or losses from the sales of property or record any adjustments for unconsolidated partnerships and joint ventures during the quarters ended March 31, 2018 and 2017. Because FFO excludes real estate related depreciation and amortization (other than amortization of deferred financing costs), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock-based compensation expense, recurring amortization of deferred financing costs, recurring capital expenditures, recurring lease commissions, recurring tenant improvements, and other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company’s FFO and AFFO computations may not be comparable to FFO and AFFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, that interpret the NAREIT definition differently than the Company does, or that compute FFO and AFFO in a different manner.

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Global Medical REIT Inc.
Reconciliation of FFO and AFFO

(unaudited, in thousands except per share)

	Three Months Ended March 31,
	2018	2017

Net income (loss)	$1,901	$(1,318	)(1)
Less: Preferred stock dividends	(1,455)	-
Depreciation and amortization expense	3,671	1,690
Amortization of above (below) market leases	113	(8)
FFO	$4,230	$364
Acquisition fees	117	942
Straight line deferred rental revenue	(1,173)	(383)
Stock-based compensation expense	182	420
Amortization of deferred financing costs	430	159
AFFO	$3,786	$1,502

Net income (loss) attributable to common stockholders per share – basic and diluted	$0.02	$(0.07)
FFO per Share	$0.18	$0.02
AFFO per Share	$0.16	$0.09

Weighted Average Shares and Units Outstanding – basic and diluted	23,384	17,606

Reconciliation of Weighted Average Shares and Units Outstanding:

Weighted Average Common Shares	21,631	17,606
Weighted Average OP Units	1,246	-
Weighted Average LTIP Units	507	-
Weighted Average Shares and Units Outstanding – basic and diluted	23,384	17,606

(1)	This amount reflects the correction of $1,223 of costs incurred in connection with the Company’s amended revolving credit facility that were erroneously expensed and included in the “General and Administrative” expense line item within the Company’s Consolidated Statement of Operations for the three months ended March 31, 2017.

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